SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 25, 2007

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 25, 2007, the Board of Directors (the “Board”) of Chattem, Inc. (the “Company”) appointed Robert B. Long as Vice President, Finance of the Company.  The appointment was effective as of July 25, 2007.  Mr. Long, age 35, has served as the Company’s Chief Accounting Officer since joining the Company in April 2006.  Prior to that time, Mr. Long served as the Chief Financial Officer of Charleston Hosiery, Inc., a manufacturer of hosiery products, from August 2005 to April 2006 and as a senior audit manager for Ernst & Young LLP, a global professional services provider, from May 2002 to August 2005, except for the period from June 2004 to August 2004, during which time he served as corporate controller for Heil Environmental Industries, Ltd., a manufacturer of refuse collection vehicles.  Mr. Long is registered as a Certified Public Accountant with the State of Tennessee.

On July 25, 2007, the Board also appointed Joseph J. Czerwinski as Vice President, Product Development of the Company effective July 25, 2007.  Since joining the Company in June 2002, Mr. Czerwinski, age 58, has served as the Company’s Director of Product Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

Date: July 31, 2007	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary